EXHIBIT 31.5

Rule 13a-14(a)/15d-14(a) Certification

I, R. Scott Coffman, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended September 30, 2019 of cbdMD, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: January 24, 2020	/s/ R. Scott Coffman R. Scott Coffman, co-Chief Executive Officer, co-principal executive officer